         CORRECTED CERTIFICATE OF THE DESIGNATIONS, POWERS, PREFERENCES
              AND RELATIVE, PARTICIPATING OR OTHER RIGHTS, AND THE
                   QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS
                     THEREOF, OF SERIES A 8% PREFERRED STOCK
                     ($0.01 Par Value) OF ISPAT INLAND INC.


                  This Corrected Certificate of the Designations, powers, preferences and relative, participating or other rights, and the qualifications, limitations or restrictions thereof, of Series A 8% Preferred Stock ($0.01 Par Value) of Ispat Inland Inc. (The "Corporation") dated as of December 15, 1999, is being duly executed and filed by an authorized officer of the Corporation to correct the Certificate of the Designations, powers, preferences and relative, participating or other rights, and the qualifications, limitations or restrictions thereof, of Series A 8% Preferred Stock ($0.01 Par Value) of the Corporation first filed with the Office of the Secretary of State of the State of Delaware on August 25, 1998. The corrections to be made are to delete an erroneous liquidation preference of the Preferred Stock set forth in Section 4.

                  The Corrected Certificate of Designation reads in its entirety as follows:


              CERTIFICATE OF THE DESIGNATIONS, POWERS, PREFERENCES AND RELATIVE, PARTICIPATING OR OTHER RIGHTS, AND THE
             QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS THEREOF, OF

                           SERIES A 8% PREFERRED STOCK
                                ($0.01 Par Value)

                                       OF

                                ISPAT INLAND INC.

                                -----------------

             Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware

                                -----------------

                  Ispat Inland Inc., a Delaware corporation (the "Corporation"), does hereby certify that the following resolutions were duly adopted by the Board of Directors of the Corporation pursuant to authority conferred upon the Board of Directors by Article IV of the Amended and Restated Certificate of Incorporation of the Corporation, which approved the Certificate of Designation of the preferred stock and authorized the issuance of up to 100 shares of preferred stock, by unanimous written consent of the Board of Directors dated August 25, 1998;

                  RESOLVED, that the Certificate of Designation of the Series A Preferred Stock be, hereby is, approved and adopted setting forth the relative rights, preference and powers of the Series A Preferred Stock, par value $.01 per share, of the Corporation.

                  Section (1) Number of Shares and Designation. 100 shares of the preferred stock, $0.01 par value, of the Corporation are hereby constituted as a series of the preferred stock designated as Series A Preferred Stock (the "Series A Preferred Stock"). Without the consent of the then current holders of shares of Series A Preferred Stock as provided for herein, the number of shares of Series A Preferred Stock may not be increased and may not be decreased below the number of then currently outstanding shares of Series A Preferred Stock.

                  Section (2) Definitions. For purposes of the Series A Preferred Stock, the following terms shall have the meanings indicated:

                           "Board of Directors" shall mean the board of
                  directors of the Corporation or any committee authorized by such Board of Directors to perform any of its responsibilities with respect to the Series A Preferred Stock.

                           "Business Day" shall mean any day other than a
                  Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

                           "Common Stock" shall mean the Common Stock of the
                  Corporation, par value $0.01 per share.

                           "Issue Date" shall mean the first date on which
                  shares of Series A Preferred Stock are issued.

                           "Person" shall mean any individual, firm,
                  partnership, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

                           "Subsidiaries" shall mean any and all corporations,
                  partnerships, limited liability companies, joint ventures, associations and other entities controlled by the Corporation directly or indirectly through one or more intermediaries.

                  Section (3) Dividends. (a) The holders of shares of the Series A Preferred Stock, in preference to the holders of Common Stock, shall be entitled to receive, when and if declared by the Board of Directors out of funds legally available therefor, dividends at a rate of 8.0% per share per annum on the Liquidation Preference (as defined below). Each such dividend shall be payable in arrears to the holders of record of shares of the Series A Preferred Stock, as they appear on the stock records of the Corporation at the close of business on such record dates, not more than 60 days preceding the payment dates thereof, as shall be fixed by the Board of Directors.

                  (b) Except as provided in Section 5(a), holders of shares of Series A Preferred Stock called for redemption on a redemption date between a dividend payment record date and the dividend payment date shall not be entitled to receive the dividend payable on such dividend payment date.

                  (c) So long as any shares of the Series A Preferred Stock are outstanding, no dividends shall be declared or paid or set apart for payment on any class or series of stock of the Corporation ranking, as to dividends, on a parity with or junior to the Series A Preferred Stock, for any period, nor shall any shares ranking on a parity with or junior to the Series A Preferred Stock be redeemed or purchased by the Corporation or any Subsidiary, unless dividends declared and paid on the Series A Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series A Preferred Stock in accordance with paragraph (a) of this Section (3).

                  Section (4) Liquidation Preference. (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Common Stock or any other series or class or classes of stock of the Corporation ranking junior to the Series A Preferred Stock, upon liquidation, dissolution or winding up, the holders of the shares of Series A Preferred Stock shall be entitled to receive $900,000 per share plus an amount equal to all dividends declared and unpaid thereon to the date of final distribution to such holders. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of Series A Preferred Stock, and any other shares of stock ranking, as to liquidation, dissolution or winding up, on a parity with the Series A Preferred Stock, shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments in respect thereof, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Series A Preferred Stock and any such other stock ratably in accordance with the respective amounts which would be payable on such shares of Series A Preferred Stock and any such other stock if all amounts payable thereon were paid in full. For the purposes of this Section (4), (i) a consolidation or merger of the Corporation with one or more corporations, (ii) a sale or transfer of all or substantially all of the Corporation's assets or (iii) a statutory share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

                  (b) Subject to the rights of the holders of shares of any series or class or classes of stock ranking on a parity with or prior to Series A Preferred Stock, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of Series A Preferred Stock, as provided in paragraph (a) of this Section (4), holders of shares of Common Stock and any other class or series entitled to participate with the Common Stock, in the event of liquidation, dissolution or winding up, shall share ratably in any and all assets remaining to be paid or distributed.

                  Section (5) Redemption at the Option of the Corporation. (a) Series A Preferred Stock may not be redeemed by the Corporation prior to the fifth anniversary of the Issue Date. After the fifth anniversary of the Issue Date, the Corporation, at its option, may redeem the shares of Series A Preferred Stock, in whole or in part, for an aggregate redemption price of $900,000 per share plus an amount per share equal to declared and unpaid dividends, if any, to the date fixed for redemption, out of funds legally available therefor, at any time or from time to time, subject to the notice provisions and provisions for partial redemption described below.

                  (b) In the event the Corporation shall redeem shares of Series A Preferred Stock, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 20 nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the stock records of the Corporation, which notice shall be unconditional and irrevocable. Each such notice shall state: (1) the redemption date; (2) the number of shares of Series A Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price. Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing money for the prompt payment of the redemption price), (i) the shares of the Series A Preferred Stock so called for redemption shall no longer be deemed to be outstanding, and (ii) all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price without interest thereon after the redemption date) shall cease. If the Corporation fails to provide money for the payment of the redemption price within 30 days after the redemption date, the redemption price shall accrue interest at the rate of 15% per annum.

                  Upon surrender in accordance with said notice of the certificates for any such shares so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the applicable redemption price aforesaid. If fewer than all the outstanding shares of Series A Preferred Stock are to be redeemed, shares to be redeemed shall be selected pro rata (as nearly as may be) by the Corporation from outstanding shares of Series A Preferred Stock not previously called for redemption. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

                  Section (6) Shares to be Retired. All shares of Series A Preferred Stock purchased or redeemed by the Corporation shall be retired and cancelled and shall be restored to the status of authorized but unissued shares of preferred stock, without designation as to series.

                  Section (7) Ranking. Any class or classes of stock of the Corporation shall be deemed to rank:

                           (i) prior to the Series A Preferred Stock, as to
                  dividends or as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series A Preferred Stock;

                           (ii) on a parity with the Series A Preferred Stock,
                  (A) as to dividends, if the holders of such class of stock and the Series A Preferred Stock shall be entitled to the receipt of dividends in proportion to their respective amounts of declared and unpaid dividends per share, without preference or priority one over the other, or (B) as to distribution of assets upon liquidation, dissolution or winding up, whether or not the redemption or liquidation prices per share thereof be different from those of the Series A Preferred Stock, if the holders of such class of stock and the Series A Preferred Stock shall be entitled to the receipt of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of liquidation prices, without preference or priority one over the other; and

                           (iii) junior to the Series A Preferred Stock, (A) as
                  to dividends, if the holders of Series A Preferred Stock shall be entitled to the receipt of dividends in preference or priority to the holders of shares of such stock, or (B) as to distribution of assets upon liquidation, dissolution or winding up, if such stock shall be Common Stock or if the holders of Series A Preferred Stock shall be entitled to receipt of amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of shares of such stock.

                  Section (8) Voting. (a) Except as herein provided or as otherwise from time to time required by law, holders of Series A Preferred Stock shall have no voting rights.

                  (b) So long as any shares of the Series A Preferred Stock remain outstanding, the consent of the holders of at least a majority of the shares of Series A Preferred Stock outstanding at the time given in person or by proxy, either in writing or at any special or annual meeting, shall be necessary to permit, effect or validate any one or more of the following:

                           (i) The authorization, creation or issuance, or any
                  increase in the authorized or issued amount, of any class or series of stock ranking prior to Series A Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding up;

                           (ii) The increase in the authorized or issued amount
                  of Series A Preferred Stock; or

                           (iii) The amendment, alteration or repeal, whether by
                  merger, consolidation or otherwise, of any of the provisions of the Certificate of Incorporation of the Corporation (including any of the provisions hereof) which would affect any right, preference or voting power of Series A Preferred Stock or of the holders thereof; provided, however, that any increase in the amount of authorized preferred stock or the creation and issuance of other series of preferred stock, or any increase in the amount of authorized shares of such series or of any other series of preferred stock, in each case ranking on a parity with or junior to the Series A Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to affect such rights, preferences or voting powers.

                  (c) So long as any shares of the Series A Preferred Stock remain outstanding, each share of Series A Preferred Stock shall entitle the holder thereof to vote on any merger or consolidation of the Corporation, sale of all or substantially all of the Corporation's assets, statutory share exchange, or other extraordinary transaction, with the shares of Series A Preferred Stock voting together as a single class with the shares of Common Stock.

                  The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series A Preferred Stock shall have been redeemed or sufficient funds shall have been deposited in trust to effect such redemption, scheduled to be consummated within 30 days after such time.

                  Section (9) Record Holders. The Corporation may deem and treat the record holder of any shares of Series A Preferred Stock as the true and lawful owner thereof for all purposes, and the Corporation shall not be affected by any notice to the contrary.

                  IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Edward McCarthy, its Assistant Secretary, this 15th day of December, 1999.

                                        ISPAT INLAND INC.



                                        By /s/ Edward McCarthy
                                           -----------------------------
                                           Edward McCarthy
                                           Assistant Secretary

                               WAIVER AND CONSENT


                  Reference is made to the Certificate of Designation for the Series A 8% preferred stock of Ispat Inland Inc., a Delaware Corporation (the "Company") filed with the Secretary of the State of Delaware on August 25, 1998 (the "Preferred Stock Designation"), which sets forth the relative rights, preference and powers of such preferred stock, all of which is issued and outstanding and is held by Ispat Inland Finance, LLC (the "Stockholder"). Unless otherwise defined in this Waiver, capitalized terms used herein are defined as set forth in the Preferred Stock Designation.

                  With respect to the liquidation of the Preferred Stock by the Company pursuant to Section 4 of the Preferred Stock Designation, the Stockholder hereby consents to the filing with the Secretary of the State of Delaware, a corrected Preferred Stock Designation (the "Corrected Designation") to revise the liquidation provision to reflect the agreement between the parties as originally intended and understood. The Stockholder also waives all liquidation rights held by him under the Preferred Stock Designation and agrees that the filing of a Corrected Designation has in no way prejudiced the Stockholder's liquidation rights under such agreement. This Waiver shall not be construed as a waiver of any other term or condition of the Preferred Stock Designation.

Dated: December 15, 1999

                                        ISPAT INLAND FINANCE, LLC


                                        By: /s/ Thomas McCue
                                           --------------------------------
                                           Name:  Thomas McCue
                                           Title: Manager


                                        By: /s/ Michael G. Rippey
                                           --------------------------------
                                           Name:  Michael G. Rippey
                                           Title: Manager


                                        By: /s/ Narayanan Vaghul
                                           --------------------------------
                                           Name:  Narayanan Vaghul
                                           Title: Manager

Acknowledged and Agreed as of
the date hereof:

ISPAT INLAND INC.

By: /s/ Edward C. McCarthy
    --------------------------------
    Name:  Edward C. McCarthy
    Title: Assistant Secretary